EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2018-C2 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, KeyBank National Association, as Primary Servicer, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Fair Oaks Mall Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Fair Oaks Mall Mortgage Loan prior to March 12, 2021, Situs Holdings, LLC, as Special Servicer for the Fair Oaks Mall Mortgage Loan on and after March 12, 2021, Wilmington Trust, National Association, as Trustee for the Fair Oaks Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Fair Oaks Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Fair Oaks Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Fair Oaks Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Fair Oaks Mall Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the Christiana Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Christiana Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Christiana Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Christiana Mall Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Zenith Ridge Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Zenith Ridge Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Zenith Ridge Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Zenith Ridge Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Zenith Ridge Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Zenith Ridge Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Moffett Towers II - Building 1 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Moffett Towers II - Building 1 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers II - Building 1 Mortgage Loan, Citibank, N.A., as Custodian for the Moffett Towers II - Building 1 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers II - Building 1 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II - Building 1 Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Alex Park South Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Alex Park South Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Alex Park South Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Alex Park South Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Alex Park South Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Alex Park South Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Virginia Beach Hotel Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Virginia Beach Hotel Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Virginia Beach Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Virginia Beach Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Virginia Beach Hotel Portfolio Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Virginia Beach Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Virginia Beach Hotel Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Towers - Buildings E, F, G Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Moffett Towers - Buildings E, F, G Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers - Buildings E, F, G Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers - Buildings E, F, G Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers - Buildings E, F, G Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Towers - Buildings E, F, G Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers - Buildings E, F, G Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for The Shops at Solaris Mortgage Loan, LNR Partners, LLC, as Special Servicer for The Shops at Solaris Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Shops at Solaris Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Shops at Solaris Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Shops at Solaris Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the The Shops at Solaris Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Liberty Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Liberty Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Liberty Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Liberty Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Liberty Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Liberty Portfolio Mortgage Loan on and after November 1, 2021.

Dated: March 11, 2022

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)